[LOGO] COOPERS                               Coopers & Lybrand L.L.P.
       & LYBRAND                             a professional services firm





CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement of Flushing Financial Corporation on Form S-8 No. 33-98202 and Form S-8 No. 333-3878, of our report dated February 19, 1998, on our audits of the consolidated financial statements and financial statment schedules of Flushing Financial Corporation and Subsidiaries as of December 31, 1997, which report is included in the Annual Report on Form 10-K of Flushing Financial Corporation.



/s/COOPERS and LYBRAND L.L.P.
COOPERS and LYBRAND L.L.P.



New York, New York
March 26, 1998